                                                                     EXHIBIT 3.3

                                                                 NO.____________

                       THE COMMONWEALTH OF MASSACHUSETTS

                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


       G. Drew Conway
We, ________________________________________________________________, *President


       Robert E. Foley
and ____________________________________________________________________, *Clerk


       The Registry, Inc.
of ____________________________________________________________________________,
                             (Exact name of corporation)

            189 Wells Avenue, Newton, MA 02159
located at ____________________________________________________________________,
                       (Street address of corporation in Massachusetts)


certify that these Articles of Amendment affecting articles numbered:

       Article III
________________________________________________________________________________
          Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization          July 30          97
were duly adopted at a meeting held on _____________, 19 ____, by vote of:

12, 755,739                Common Stock           14,150,704
____________ shares of _______________________ of __________ shares outstanding
                        (type, class & series,
                                if any)

____________ shares of _______________________ of ______ shares outstanding, and
                        (type, class & series,
                                if any)

____________ shares of _______________________ of __________ shares outstanding
                        (type, class & series,
                                if any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:


*Delete the inapplicable words.        **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.
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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

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WITHOUT PAR VALUE STOCKS                           WITH PAR VALUE STOCKS
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 TYPE         NUMBER OF SHARES          TYPE     NUMBER OF SHARES     PAR VALUE
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Common:         49,000,000             Common:
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Preferred:                             Preferred:  1,000,000            $0.10
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Change the total authorized to:

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WITHOUT PAR VALUE STOCKS                           WITH PAR VALUE STOCKS
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 TYPE         NUMBER OF SHARES          TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:         99,000,000             Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                             Preferred:  1,000,000            $0.10
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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________.


                                             30th            July          97
SIGNED UNDER THE PENALTIES OF PERJURY, this ______ day of ___________, 19 ____.


/s/ C. Drew Conway
____________________________________________________________________, *President
C. Drew Conway

/s/ Robert E. Foley
________________________________________________________________________, *Clerk
Robert E. Foley

*Delete the inapplicable words.

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                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $50,000 having been paid, said articles are deemed to have been filed with me this 31st day of July 1997.



Effective date: ________________________________________________________________



                          /s/ William Francis Galvin


                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


                         TO BE FILED IN BY CORPORATION
                     Photocopy of document to be sent to:

     Cynthia A. Bacon, Senior Paralegal
     Ropes & Gray
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     One International Place
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     Boston, MA 02110-2624
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